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                                                Richard A. Eisner & Company, LLP
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                                                     Accountants and Consultants
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March 25, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

   Re: Univec, Inc.
       File No.: 0-22413
       Current Report on Form 8-K
       Dated on March 22, 1999
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Dear Commissioners:

This letter is furnished pursuant to Item 304 (a)(3) of Regulation S-K under the Securities Act of 1933.

We are the former independent auditors of the financial statements of Univec, Inc. as at and for the year ended, December 31, 1998. We resigned on March 22, 1999.

We have read the statements included under Item 4 of Form 8-K of Univec, Inc. dated March 22, 1999 and agree with such statements as they apply to us.


                               /s/ Richard A. Eisner & Company, LLP